Exhibit 99.1

Cleco gains FERC approval for transaction with investor group
PINEVILLE, La., July 20, 2015 - Cleco Corporation (NYSE: CNL) announced that the Federal Energy Regulatory Commission (FERC) approved the proposed acquisition of Cleco Corporation by a North American Investor Group led by Macquarie Infrastructure and Real Assets and British Columbia Investment Management Corporation together with John Hancock Financial and other infrastructure investors. The companies announced their proposed transaction on Oct. 20, 2014.
“We are pleased to receive the necessary approvals from the Federal Energy Regulatory Commission, which moves us one step closer to completing this strategic transaction for the benefit of all our stakeholders,” said Bruce Williamson, chairman, president and CEO of Cleco Corporation. “We remain focused on the task of working through the remaining required approval and expect the transaction to close in the fourth quarter.”
Cleco has been successful in gaining other approvals prior to receiving FERC consent. Cleco obtained an overwhelming affirmative vote from its shareholders in February on transaction-related proposals, and the transaction has received clearance from the Committee on Foreign Investment in the United States. In addition, the Federal Communication Commission (FCC) has consented to Cleco’s request to transfer certain licenses to Cleco Power LLC. The FCC’s consent is expected to become final on July 27. The waiting period under the Hart-Scott-Rodino Antitrust Improvement Act has expired.
Cleco continues to work with the Louisiana Public Service Commission regarding its approval of the transaction. For more information about the transaction, visit www.cleco.com.
Forward-Looking Statements
Please note: Statements in this press release include “forward-looking statements” about future events, circumstances and results within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including, without limitation, statements containing the words “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and similar expressions, are statements that could be deemed forward-looking statements. These statements are based on the current expectations of Cleco’s management.
Although Cleco believes that the expectations reflected in such forward-looking statements are reasonable, such forward-looking statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks and uncertainties that could cause the actual results and events in future periods to differ materially from Cleco’s expectations and those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors.

Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; or could otherwise cause the failure of the merger to close; (ii) the failure to obtain regulatory approvals required for the merger, or required regulatory approvals delaying the merger or causing the parties to abandon the merger; (iii) the failure to obtain any financing necessary to complete the merger; (iv) risks related to disruption of management’s attention from Cleco’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Cleco and others relating to the merger agreement; (vi) the risk that the pendency of the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the merger; (vii) the fact that actual or expected credit ratings of Cleco or any of its affiliates, or otherwise relating to the merger, may be different from what the parties expect; (viii) the effect of the announcement of the merger on Cleco’s relationships with its customers, operating results and business generally; (ix) the amount of the costs, fees, expenses and charges related to the merger; (x) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Cleco that could interfere with the merger; (xi) future regulatory or legislative actions that could adversely affect Cleco; and (xii) other economic, business and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Cleco. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on any forward-looking statements.
Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Cleco’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014, which was filed with the Securities and Exchange Commission on Feb. 27, 2015, under the headings Part I, Item 1A, “Risk Factors,” Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in subsequently filed Forms 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to Cleco or persons acting on its behalf are expressly qualified in their entirety by the factors identified above. The forward-looking statements represent Cleco’s views as of the date on which such statements were made and Cleco undertakes no obligation to update any forward-looking statements, whether as a result of changes in actual results, change in assumptions, or other factors affecting such statements.
About Cleco
Cleco Corporation is a public utility holding company headquartered in Pineville, La. Cleco owns a regulated electric utility company, Cleco Power LLC, which is engaged principally in the generation, transmission, distribution, and sale of electricity, primarily in Louisiana. Cleco Power owns 11 generating units with a total nameplate capacity of 3,340 megawatts. Cleco Power serves approximately 286,000 customers in Louisiana through its retail business, and it supplies wholesale power in Louisiana and Mississippi. Cleco Corporation announced on Oct. 20, 2014, that it entered into an agreement to be acquired by a North American investor group led by Macquarie Infrastructure and Real Assets and by British Columbia Investment Management Corporation. Louisiana Public Service Commission approval of the transaction is pending. For more information about Cleco, visit www.cleco.com.

Analyst & Investor Contact	Media Contact
Tom Miller	Robbyn Cooper
Office: 318.484.7642	Office: 318.484.7136
tom.miller@cleco.com	robbyn.cooper@cleco.com

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